Exhibit 10.3

DIRECTOR STOCK OPTION AGREEMENT FOR 2009 STOCK INCENTIVE PLAN

iParty Corp.
Employer ID: 76-0547750
270 Bridge Street, Suite 301
Dedham, Massachusetts 02026

«FirstName» «MiddleName» «LastName»
«Street Address»
«City», «State» «Zip»

You have been granted an option to purchase iParty Corp. Common Stock as follows:

Type of Option:	Non-Qualified Stock Option
Grant No.:
Stock Option Plan:	2009 Stock Incentive Plan
Date of Grant:
Total Number of Option Shares:
Option Price per Share:	$
Total Exercise Price of Option Shares:	$

Vesting Dates	Number of Shares Vesting on Vesting Date	Percent Vested (Cumulative)

By your acceptance of this Stock Option Grant, you agree that this option is granted under and governed by the terms and conditions of iParty’s 2009 Stock Incentive Plan (as further amended or restated from time to time) and by the terms and conditions of iParty’s Director Stock Option Agreement, which is attached hereto.

iParty Corp.

Sal Perisano
Chairman and Chief Executive Officer

Acknowledged and Accepted by:

_______________________
[Optionee Name]

Attachment: iParty Director Stock Option Agreement

IPARTY CORP. DIRECTOR STOCK OPTION AGREEMENT

1. Grant of Option.  iParty Corp., a Delaware corporation (“iParty”), hereby grants to the Optionee named in the accompanying Stock Option Grant (the “Option Grant”) the option, pursuant to iParty’ 2009 Stock Incentive Plan (the “Plan”), to purchase an aggregate of the Total Number of Option Shares of Common Stock of iParty stated in the Option Grant at a price per share equal to the Option Price Per Share stated in the Option Grant, purchasable as set forth in, and subject to the terms and conditions of, this Option Agreement and the Plan.

2. Non-Statutory Stock Option.  This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Exercise of Option and Provisions for Termination.

(a) Vesting Schedule.  Except as otherwise provided in this Option Agreement, this option may be exercised up to and including the tenth anniversary of the Date of Grant stated in the Option Grant (hereinafter the “Expiration Date”).  This option shall become exercisable (or “vest”) in installments for the number of shares set forth in the table in the Option Grant commencing on each of the respective Vesting Dates noted (each a “Vesting Date”).  The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option.  This option may not be exercised at any time after the Expiration Date.   Notwithstanding the foregoing: (1) if the Optionee ceases to serve as a director of iParty before a Vesting Date set forth in the Option Grant, no shares of Common Stock shall become exercisable on such Vesting Date following the cessation of his or her service as director; and (2) this option shall immediately become exercisable in full in the event (i) a Change in Control (as defined in the Plan) of iParty occurs or  (ii) the Optionee ceases to serve as a director of iParty due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision).

(b) Continuous Service as Director Required.  Except as otherwise provided in this Section 3(b), this option shall terminate, and may no longer be exercised by the Optionee, on the date three years after the Optionee ceases to serve as a director of iParty.  In the event (1) the Optionee ceases to serve as a director of iParty due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), or (2) the Optionee dies or is disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision) within three years after he or she ceases to serve as a director of iParty, then the exercisable portion of this option (as it may have been accelerated pursuant to Section 3(a)) may be exercised within the period of one year following such date, by the Optionee or by the person to whom this option is transferred by will or by the laws of descent and distribution. Notwithstanding the foregoing, this option may not be exercised at any time after the Expiration Date.

(c) Exercise Procedure.  Subject to the conditions set forth in this Option Agreement, this option shall be exercised by the Optionee’s delivery of written notice of exercise to the Secretary of iParty specifying the number of shares to be purchased and the purchase price to be paid therefore and accompanied by payment in full in accordance with Section 4.  Such exercise shall be effective upon receipt by the Secretary of iParty of such written notice together with the required payment.  The Optionee may purchase fewer than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

4. Payment of Purchase Price.

(a)  Method of Payment.  Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to iParty of cash or a check to the order of iParty in an amount equal to the purchase price of such shares, (ii) subject to the consent of iParty, by delivery to iParty of shares of Common Stock of iParty then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, (iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.  Notwithstanding the prior sentence, under no circumstances may payment for shares be made by a promissory note.

(b)  Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price.  For the purposes hereof, the fair market value of any share of iParty’ Common Stock or other non-cash consideration which may be delivered to iParty in exercise of this option shall be determined by the Board of Directors of iParty.

(c)  Delivery of Shares Tendered in Payment of Purchase Price.  If the Optionee exercises this option by delivery of shares of Common Stock of iParty, the certificate or certificates representing the shares of Common Stock of iParty to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to iParty, and the Common Stock delivered may not be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirement and must have been held for at least six months if such Common Stock was previously issued to the Optionee through a iParty compensation plan.  Fractional shares of Common Stock of iParty will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

5. Delivery of Shares; Compliance With Securities Law, Etc.

(a) General.  iParty shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires iParty to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

(b) Listing, Qualification, Etc.  This option shall be subject to the requirement that if, at any time, counsel to iParty shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure, or satisfaction of such other condition shall have been affected or obtained on terms acceptable to the Board of Directors.  Nothing herein shall be deemed to require iParty to apply for, effect or obtain such listing, registration, qualification, or disclosure or satisfy such other condition.

6. Transferability of Option.  This option is personal and may not be transferred other than by will or the laws of descent and distribution, and this option shall be exercised during the lifetime of the Optionee only by the Optionee or his or her legal representative.  Other than pursuant to the prior sentence, no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process.  All transferees of this Option must agree to be bound by all of the terms and conditions of this Option Agreement upon such written instrument in form and substance satisfactory to iParty.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of iParty, become null and void.

7. Limitation of Rights

(a) No Right to Continue as a Director.  Neither the Plan, nor the granting of this option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that iParty will retain the Optionee as a director for any period of time.

(b) No Stockholders’ Rights for Options.  The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock covered by this option until the date of the issuance to him or her of a stock certificate therefore, and no adjustment will be made for dividends or other rights (except as provided in Section 11(b) of the Plan) for which the record date is prior to the date such certificate is issued.

8. Adjustment to Capital Stock.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the Optionee shall, with respect to this option or any unexercised portion thereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 4(c) of the Plan.

9. Mergers, Consolidations, Asset Sales, Liquidations, Etc.  In the event of a merger or consolidation or any share exchange transaction in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of iParty, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 10(e) of the Plan.

10. Withholding Taxes.  iParty’ obligation to deliver shares upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

11. Miscellaneous.

(a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by iParty and the Optionee unless the Board of Directors of iParty determines that the amendment or modification, taking into account any related action, would not materially and adversely affect the Optionee.  This Option Agreement may be executed in multiple counterparts, each of which shall represent the same option agreement.

(b) All notices under this option shall be mailed or delivered by hand to iParty at its main office, Attn: Secretary, and to the Optionee to his or her last known address on the records of iParty or at such other address as may be designated in writing by either of the parties to one another.

(c) This option shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.